 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): April 29, 2014

THE DIXIE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 Nowlin Lane - Suite 101, Chattanooga, Tennessee	37421
(Address of principal executive offices)	(zip code)

(423) 510-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2014 annual meeting of the shareholders (the “meeting”) of the Dixie Group, Inc. (the “Company”) was held on April 29, 2014. The final voting results for each of the proposals submitted for vote by the shareholders are set forth below.

Proposal 1 - election of directors - the below nine individuals were elected for a term of one year each, as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes

Charles E. Brock	26,893,895	6,221	114,339	2,609,360

J. Don Brock	25,643,951	1,256,165	114,339	2,609,360

Daniel K. Frierson	26,886,027	14,089	114,339	2,609,360

D. Kennedy Frierson, Jr.	26,897,687	2,429	114,339	2,609,360

Walter W. Hubbard	26,880,082	20,034	114,339	2,609,360

Lowry F. Kline	26,896,547	3,569	114,339	2,609,360

Hilda S. Murray	26,879,920	20,196	114,339	2,609,360

John W. Murrey, III	26,879,206	20,910	114,339	2,609,360

Michael L. Owens	26,897,262	2,854	114,339	2,609,360

Proposal 2 - Approval of the material terms of the Performance Goals for the Annual Incentive Compensation Plan applicable to 2014-2018 was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,848,724	136,249	29,781	2,609,061

Proposal 3 - Advisory Vote on the Company's Executive Compensation for its name executive officers ("Say-on-Pay") was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,899,640	84,376	30,738	2,609,061

Proposal 4 - Appointment of Dixon Hughes Goodman LLP to serve as independent registered public accountants of the Company for 2014 was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,563,809	311,553	46,521	701,932

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2014	THE DIXIE GROUP, INC.

By: /s/ Jon A. Faulkner
Jon A. Faulkner
Chief Financial Officer